EXHIBIT 99.1

RELM WIRELESS ANNOUNCES LOAN MODIFICATION AGREEMENT WITH ITS FORMER SUBSIDIARY

RELM Received Principle Payment of $700,000 Plus Approximately $166,000 in Accrued Interest

WEST MELBOURNE, Fla.--(BUSINESS WIRE)--Jan. 4, 2001-- RELM Wireless Corporation (Nasdaq: RELM -.news) today announced the closing on December 22, 2000 of a loan modification agreement with the owner of the Company's former paper manufacturing subsidiary. This agreement modified the terms of the original secured promissory note dated May 12, 1997, payable to RELM, and cured the previous default on a $400,000 principle payment obligation of the original note, which was announced on July 3, 2000.

Under the terms of the modification agreement, on December 22, 2000 the former subsidiary made a principal payment to RELM of $700,000 plus accrued interest of approximately $166,000. The original note, which following this payment had a remaining principal amount due of $900,000, has been replaced by two secured promissory notes of $600,000 and $300,000. The $600,000 note is payable in ten annual installments starting on April 2, 2002. The $300,000 note is payable in five annual installments starting on January 1, 2003. Interest on both notes is accrued at 2.75% over the prime rate and is payable in annual installments on the $600,000 note, and in semi-annual installments on the $300,000 note. The $600,000 note is subject to a standby creditor's agreement under which payments on the note are contingent upon the former subsidiary achieving a certain debt service coverage ratio and the absence of any uncured defaults on other loans or agreements. The former subsidiary has granted RELM a lien and security interest in certain collateral. RELM's security interest is subordinated to the security interest granted to the former subsidiary's senior lender and is subject to a standstill agreement with the senior lender. In addition, a principal of the former paper subsidiary has guaranteed the prompt and complete payment of the notes when due. Both notes are subject to forbearance fee payment agreements with both the former subsidiary and the guarantor under which additional amounts may be payable to RELM if there is a merger, sale or change of control of the former subsidiary and if the notes are not paid in full by certain dates.

For over 45 years, RELM has manufactured and marketed two-way FM business-band radios as well as high-specification public safety mobile and portable radios, repeaters and accessories, base station components and subsystems. Products are manufactured and distributed worldwide under RELM Communications, Uniden PRC and BK Radio brand names. The company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 800/648-0947.

This report contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe-harbor created by such sections. Such forward-looking statements concern the company's operations, economic performance and financial condition. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company, or industry results, to be materially different from


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any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following:
General economic and business conditions; changes in customer preferences; competition; changes in technology; the integration of any acquisitions; changes in business strategy; the indebtedness of the company; quality of management, business abilities and judgment of the company's personnel; the availability, terms and deployment of capital; and various other factors referenced in this Report. The forward-looking statements are made as of the date of this Report, and the company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

_____________________
CONTACT:

     RELM Wireless Corp.
     William P. Kelly, 321/984-1414 (VP of Finance & CFO)



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